Exhibit 99.2

Dell Technologies Announces Pricing Terms for Cash Tender Offers for Certain

Outstanding Debt Securities

ROUND ROCK, Texas — Dec. 20, 2021 — Dell Technologies Inc. (NYSE: DELL) today announced the pricing terms of the previously announced cash tender offers (collectively, the “Offers”) by Dell Inc., its wholly-owned subsidiary (“Dell”). Dell expects to accept for purchase $1,200,000,000 in aggregate principal amount of the 8.350% Senior Notes due 2046 and $500,350,000 in aggregate principal amount of the 8.100% Senior Notes due 2036 that were validly tendered and not validly withdrawn at or before the Early Tender Deadline referenced below (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) from the registered holders (collectively, the “Holders”) thereof. The terms upon which such purchase will be made, including the previously announced amended tender cap of $1,200.0 million in aggregate principal amount with respect to the 8.350% Senior Notes due 2046 (the “Amended Tender Cap”) and the previously announced amended Maximum Tender Amount of $2,850.0 million (the “Amended Maximum Tender Amount”) and order of priority (the “Acceptance Priority Levels”) which are set forth in the table below, are described in the Offer to Purchase dated December 6, 2021, as amended or supplemented (the “Offer to Purchase”).

The “Total Consideration” for each series per $1,000 principal amount of the debt securities identified in the table below (collectively referred to as the “Securities” and each referred to as a “series” of Securities) validly tendered and accepted for purchase pursuant to the Offers was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security, in each case as set forth in the table below, and is payable to Holders of the Securities who validly tendered and did not validly withdraw their Securities at or before 5:00 p.m., New York City time, on December 17, 2021 (the “Early Tender Deadline”) and whose Securities are accepted for purchase by Dell. The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 10:00 a.m., New York City time, today, December 20, 2021, by the dealer managers who are identified below. The Total Consideration for each series of Securities includes an early tender premium of $50.00 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders and accepted for purchase by Dell.

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	Issuer(s)	CUSIP Numbers	Amended Tender Cap(1) (in millions)	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration(2)(3)	Aggregate Principal Amount Tendered(4)	Aggregate Principal Amount Expected to Be Accepted for Purchase
8.350% Senior Notes due 2046*	Dell International L.L.C and EMC Corporation	24703TAK2 144A: 25272KAR4 Reg S: U2526DAF6	$1,200.0	1	2.000% UST due August 15, 2051	1.850%	+190	$1,724.97	$1,594,768,000	$1,200,000,000
8.100% Senior Notes due 2036*	Dell International L.L.C and EMC Corporation	24703TAJ5 144A: 25272KAN3 Reg S: U2526DAE9	N/A	2	1.375% UST due November 15, 2031	1.400%	+175	$1,558.98	$1,089,875,000	$500,350,000
6.500% Senior Notes due 2038	Dell Inc.	24702RAF8	N/A	3	N/A	N/A	N/A	N/A	N/A	N/A(5)
5.400% Senior Notes due 2040	Dell Inc.	24702RAM3	N/A	4	N/A	N/A	N/A	N/A	N/A	N/A(5)
6.200% Senior Notes due 2030*	Dell International L.L.C and EMC Corporation	24703TAH9 144A: 24703DBD2 Reg S: U24724AP8	N/A	5	N/A	N/A	N/A	N/A	N/A	N/A(5)
6.020% Senior Notes due 2026*	Dell International L.L.C and EMC Corporation	24703TAD8 144A: 25272KAK9 Reg S: U2526DAD1	N/A	6	N/A	N/A	N/A	N/A	N/A	N/A(5)

(1)

The Amended Tender Cap represents the maximum aggregate principal amount of such series of Securities that will be purchased. The Company reserves the right, but is under no obligation, to increase, decrease or eliminate the Amended Tender Cap without extending the Early Tender Deadline or the Withdrawal Deadline (as defined below), subject to applicable law.

(2)	Includes the Early Tender Premium.
(3)	Per $1,000 principal amount of the Securities that are tendered and accepted for purchase.
(4)	At the Early Tender Deadline.
(5)

The aggregate purchase price required to accept all Securities at Acceptance Priority Levels 1 and 2 that were validly tendered and not validly withdrawn by the Early Tender Deadline exceeds the Amended Maximum Tender Amount. Therefore, Dell does not expect to accept for purchase any tenders of Securities at Acceptance Priority Levels 3 through 6.

*

Denotes a series of Securities for which the Total Consideration is determined by taking into account the par call date, instead of the maturity date, of such Securities in accordance with standard market practice.

All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased, from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date, which is expected to occur on December 21, 2021.

As described in the Offer to Purchase, Securities validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities validly tendered following the Early Tender Deadline even if such Securities validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered at or prior to the Early Tender Deadline. Although the Offers are scheduled to expire at 11:59 p.m., New York City time, on January 4, 2022, because the aggregate purchase price required to accept all Securities validly tendered and not validly withdrawn by the Early Tender Deadline exceeds the Amended Maximum Tender Amount, Dell does not expect to accept for purchase any tenders of Securities after the Early Tender Deadline. Any Securities tendered after the Early Tender Deadline will be promptly credited to the account of the Holder of such Securities maintained at The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on December 17, 2021 (the “Withdrawal Deadline”). As a result, tendered Securities may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Dell).

Dell reserves the absolute right, but is not obligated, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; (iii) (a) increase or decrease the Amended Maximum Tender Amount or (b) increase, decrease or eliminate the Amended Tender Cap without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Barclays Capital Inc. and BofA Securities, Inc. are acting as the dealer managers for the Offers (together, the “Dealer Managers”). The information agent and tender agent for the Offers is Global Bondholder Services Corporation (the “Tender Agent”). Copies of the Offer to Purchase and related offer materials are available by contacting the Tender Agent by telephone at (866) 924-2200 (toll-free) or (212) 430–3774 (banks and brokers), by email at contact@gbsc-usa.com, or at https://gbsc-usa.com/registration/dell/. Questions regarding the Offers should be directed to the Liability Management Groups of Barclays Capital Inc. at (800) 438-3242 (toll-free) or BofA Securities, Inc., at (888) 292-0070 (toll-free) or (980) 387-3907 (collect).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Dell, its affiliates and their respective board of directors, the Dealer Managers, the information and tender agent or the trustee for any series of Securities is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers, and neither Dell nor any other person has authorized any person to make any such recommendation.

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